UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________________
FORM 8-K
_______________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 24, 2020
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Twin River Worldwide Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-38850	20-0904604
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Westminster Street
Providence	RI	02903
(Address of Principal Executive Offices and Zip Code)
________________________
(401) 475-8474
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12 (b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, $0.01 par value	TRWH	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 1.01 Entry into a Material Definitive Agreement.

On April 24, 2020, Twin River Worldwide Holdings, Inc. (the “Company”) and its lenders amended the financial covenants and certain other terms of the Company’s bank credit facility to provide financial covenant relief from the effects of the COVID-19 pandemic.

Until the period ending on the date on which the Company delivers its compliance statement and financial statements for the three months ending March 31, 2021 (unless the Company elects to terminate the covenant relief period earlier), the Company will not be required to comply with the maximum total net leverage ratio covenant applicable under the bank credit facility, but instead will be required to comply with a minimum liquidity covenant tested at the last day of each month during the leverage ratio covenant relief period. In general, under the minimum liquidity requirement, the Company will be required to have unrestricted cash on hand at the end of each month in the following amounts: (1) $75.0 million at April 30, 2020 and May 31, 2020, (2) $65.0 million at June 30, 2020, (3) $55.0 million at July 31, 2020, and (4) $50.0 million at each month-end thereafter through March 31, 2021. The Company will not be permitted to declare or pay dividends on its common stock or make other restricted payments, complete investments or acquisitions (other than those previously announced) during the leverage ratio covenant relief period, and the interest rates on credit facility borrowings increased by 0.5% during the leverage ratio covenant relief period.

After the leverage ratio covenant relief period, the leverage ratio (defined as, in general, net debt divided by trailing 12-month (“LTM”) EBITDA) is 6.25:1 for LTM ending March 31, 2021; 6.00:1 for LTM June 30, 2021; 5.75:1 for LTM September 30, 2021; 5.5:1 for LTM December 31, 2021 and 5.00:1 for each LTM fiscal period thereafter.

A copy of the amendment, incorporated herein by reference, is filed as Exhibit 10.1 to this Report. Readers should review the full text of the amendment for additional information.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibit

Exhibit No.	Description
10.1	Amendment No. 1 to Credit Agreement
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TWIN RIVER WORLDWIDE HOLDINGS, INC.
By:	/s/ Stephen H. Capp
Name:	Stephen H. Capp
Title:	Executive Vice President and Chief Financial Officer

Date: April 27, 2020